UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 15, 2011

GREEKTOWN SUPERHOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53921	27-2216916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

555 East Lafayette, Detroit, Michigan 48226
(Address of Principal Executive Offices) (Zip Code)

(313) 223-2999
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of
Certain Officers.

On June 15, 2011, Michael Puggi, age 51, was appointed as President and Chief Executive Officer of Greektown Superholdings, Inc. (the “Company”).  Mr. Puggi’s selection was approved by the Michigan Gaming Control Board (the “MGCB”) on June 14, 2011 and was approved by the City of Detroit earlier in the same month, which approvals constitute all required regulatory approvals for his selection.

The Company and Mr. Puggi have an agreement in principle regarding the terms of his employment and are in the final stages of negotiation of a definitive employment agreement.  The employment agreement will provide for Mr. Puggi to serve as President and Chief Executive Officer for a three year term.  Mr. Puggi’s base salary will be $550,000 per year, subject to review on an annual basis by the Compensation Committee, in its sole discretion.  Mr. Puggi will also be eligible to receive an annual cash bonus based upon the satisfaction of performance criteria determined by the Compensation Committee.  Mr. Puggi’s annual target and upside bonus opportunities will be 75% and 100% of his salary, respectively, pro rated for the number of days Mr. Puggi is employed by the Company in the case of the 2011 year and measured by performance in the portion of the fiscal year after the commencement date of employment. The Compensation Commitee may also set additional bonus targets in its discretion.  Mr. Puggi will be entitled to receive health and welfare benefits and 401(k) plan participation and certain other relocation fringe benefits.  In connection with his employment, Mr. Puggi will be required to agree to a non-competition covenant restricting his ability to compete with the Company during the term of his employment and for one year thereafter.

In the event Mr. Puggi’s employment is terminated by the Company without “cause” or by Mr. Puggi for “good reason” (each as defined in Mr. Puggi’s employment agreement with the Company), Mr. Puggi will be entitled to receive his base salary for a period of 12 months following such termination.  If such termination were to occur within 12 months following a “change in control” of the Company (also as defined in Mr. Puggi’s employment agreement with the Company), Mr. Puggi will be entitled to receive his base salary for a period of 24 months following such termination, plus an amount equal to the bonus earned by him for the fiscal year prior to such termination. Under certain circumstances, Mr. Puggi will become entitled to receive his base salary for a period of six months as severance pay for nonrenewal of the agreement at the end of the term. Any benefits received by Mr. Puggi in connection with a “change in control” of the Company will be reduced by the amount necessary to avoid penalties under Sections 280G and 4999 of the United States Internal Revenue Code, as amended.

Within ten days after the commencement of his employment with the Company, Mr. Puggi will receive stock options and either restricted stock or deferred stock units (as elected by Mr. Puggi) under the Greektown Superholdings, Inc. Stock Incentive Plan with a grant date fair value of approximately $600,000.  Such awards will vest in three equal annual installments, subject to acceleration upon a “change in control” of the Company.

Biographical information with respect to Mr. Puggi is included under Item 8.01 of the current report on Form 8-K filed by the Company on March 22, 2011 and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 21, 2011

GREEKTOWN SUPERHOLDINGS, INC.

By:	/s/ Clifford J. Vallier
Name:	Clifford J. Vallier
Title:	President, Chief Financial Officer and Treasurer